UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2005

CERAGENIX PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1444 Wazee Street, Suite 210, Denver, Colorado 80202
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (720) 946-6440

___________________________________________________
(Former name or former address, if changed since last report)

ITEM 7.01	REGULATION FD DISCLOSURE

          On June 28, 2005, the Company issued a press release announcing that that Dr. Paul B. Savage (Professor of Chemistry and Biochemistry at Brigham Young University) presented data in two poster presentations from in-vitro studies on Ceragenix's Cationic Steroid Antibiotic technology at the National Foundation for Infectious Disease's annual meeting on Antimicrobial Resistance on June 27th in Bethesda, Maryland (www.nfid.org). A copy of the press release is filed herewith.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Item	Title

1.0	Press Release dated June 28, 2005

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Ceragenix Pharmaceuticals, Inc. (Registrant)

Dated: June 30, 2005	/s/ Steven S. Porter Steven S. Porter, Chief Executive Officer